AMENDMENT TO CUSTODIAN CONTRACT

         Agreement made by and between State Street Bank and Trust Company (the Custodian) and The Series Portfolio (the Fund).

         WHEREAS, the Custodian and the Fund are parties to a custodian contract dated July 8, 1994 (the "Custodian Contract") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund; and

         WHEREAS, the Custodian and the Fund desire to amend the terms and conditions under which the Custodian maintains the Fund's securities and other non-cash property in the custody of certain foreign sub-custodians in conformity with the requirements of Rule f-5 under the Investment Company Act of 1940, as amended;

         NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby amend the Custodian Contract by the addition of the following terms and provisions:

         1. Notwithstanding any provisions to the contrary set forth in the Custodian Contract, the Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of others.

         2. Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative this 28th day of February, 1996.


THE SERIES PORTFOLIO

By: /s/ Thomas M. Lenz

Title: Secretary

STATE STREET BANK AND TRUST COMPANY

By: /s/ Kathryn Donelin

Title: Vice President

                               CUSTODIAN CONTRACT
                                     Between
                              THE SERIES PORTFOLIO
                                       and
                       STATE STREET BANK AND TRUST COMPANY










W:\...\solomon\agm\JPMport.cus

21E593

                                TABLE OF CONTENTS

                                                                            Page

1.       Employment of Custodian and Property to be
         Held By It............................................................2

2.       Duties of the Custodian with Respect to Property
         of the Portfolio Held by the Custodian in the United States...........3

         2.1      Holding Securities...........................................3
         2.2      Delivery of Securities.......................................3
         2.3      Registration of Securities...................................8
         2.4      Bank Accounts................................................9
         2.5      Availability of Federal Funds...............................10
         2.6      Collection of Income........................................10
         2.7      Payment of Portfolio Monies.................................11
         2.8      Liability for Payment in Advance of Receipt of Securities
                  Purchased...................................................14
         2.9      Appointment of Agents.......................................14
         2.10     Deposit of Portfolio Assets in Securities System............15
         2.10A             Portfolio Assets Held in the Custodian's
                           Direct Paper System................................18
         2.11     Segregated Account..........................................19
         2.12     Ownership Certificates for Tax Purposes.....................21
         2.13     Proxies.....................................................21
         2.14     Communications Relating to Portfolio Securities.............21

3.       Duties of the Custodian with Respect to Property of
         the Portfolio Held Outside of the United States......................22

         3.1      Appointment of Foreign Sub-Custodians.......................22
         3.2      Assets to be Held...........................................23
         3.3      Foreign Securities Depositories.............................23
         3.4      Agreements with Foreign Banking Institutions................23
         3.5      Access of Independent Accountants of the Portfolio..........24
         3.6      Reports by Custodian........................................25
         3.7      Transactions in Foreign Custody Account.....................25
         3.8      Liability of Foreign Sub-Custodians.........................26
         3.9      Liability of Custodian......................................27
         3.10     Reimbursement for Advances..................................27
         3.11     Monitoring Responsibilities.................................28
         3.13     Branches of U.S. Banks......................................29
         3.13     Tax Law.....................................................29

4.       Payments for Sales or Repurchase or Withdrawals of
         Portfolio Interests..................................................30

5.       Proper Instructions..................................................31

                           TABLE OF CONTENTS continued

                                                                            Page

6.       Actions Permitted Without Express Authority..........................32

7.       Evidence of Authority................................................33

8.       Duties of Custodian with Respect to the Books of Account and
         Calculation of Net Asset Value and Net Income........................33

9.       Records..............................................................34

10.      Opinion of Trust's Independent Accountants...........................35

11.      Reports to Trust by Independent Public Accountants...................35

12.      Compensation of Custodian............................................36

13.      Responsibility of Custodian..........................................36

14.      Effective Period, Termination and Amendment..........................38

15.      Successor Custodian..................................................39

16.      Interpretive and Additional Provisions...............................41

17.      Additional Portfolios................................................

18.      Massachusetts Law to Apply...........................................42

19.      Prior Contracts......................................................42

20.      Shareholder Communications Election..................................42

21.      Limitation of Liability..............................................43

                               CUSTODIAN CONTRACT

         This Contract between The Series Portfolio, a master trust organized and existing under the laws of the State of New York, having its principal place of business at P.O. Box 268, Elizabethan Square, 2nd Floor, George Town, Grand Cayman, BWI, hereinafter called the "Trust", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

                                   WITNESSETH:

         WHEREAS, the Trust desires to retain the Custodian to render custody and fund accounting services to The Asia Growth Portfolio, The Japan Equity Portfolio and The European Equity Portfolio, the Trust's three initial separate and distinct subtrusts or series (such subtrusts or series together with all other subtrusts or series subsequently established by the Trust and made subject to this Contract in accordance with Article 17 being herein referred to as the "Portfolio(s)"),

         WHEREAS, each Portfolio's assets are composed of money and property contributed thereto by the holders of interests in the Portfolio ("Interest(s)") entitled to ownership rights in the Portfolio ("Investors');

         NOW THEREFORE in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It

         The Trust hereby employs the Custodian as the custodian of the assets each Portfolio, including securities which the Portfolio desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Trust's Declaration of Trust. The Trust agrees to deliver to the Custodian all securities and cash of each Portfolio, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Trust from time to time, and the cash consideration received by it for such new Interests as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Portfolios held or received by it and not delivered to the Custodian.

                  Upon receipt of "Proper  Instructions"  (within the meaning of
         Article  5),  the   Custodian   shall  on  behalf  of  the   applicable
         Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Trust and provided that the Custodian shall have no more or less responsibility or liability to the Trust or the Portfolios on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Portfolios' foreign securities foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.

2. Duties of the Custodian with Respect to Property of the Portfolios Held By the Custodian in the United States

2.1      Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by the Portfolio, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which the Custodian acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.10A.

2.2 Deliveries of Securities. The Custodian shall release and deliver domestic securities owned by each Portfolio held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Trust with respect to the Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

         2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

         3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section
                  2.10 hereof;

         4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to
                  Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

         7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

         8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

         11) For delivery as security in connection with any borrowings by the Portfolio requiring a pledge of assets by the Portfolio, but only against receipt of amounts borrowed;

         12) For delivery in accordance with the provisions of any agreement relating to the Portfolio among the Trust, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio;

         13) For delivery in accordance with the provisions of any agreement relating to the Portfolio among the Trust, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio;

         14)      Upon  receipt  of   instructions   from  the  transfer   agent
                  ("Transfer Agent") for the Portfolio, for delivery to such Transfer Agent or to the Investors in connection with distributions in kind, as may be described from time to time in the registration statement on Form N-1A of the Trust with respect to the Portfolio ("Registration Statement"), in satisfaction of requests by Investors for repurchase or withdrawal; and

         15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions from the Trust, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Trust directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Portfolio on such securities and to notify the Trust on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Portfolio, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Availability of Federal Funds. Upon mutual agreement between the Trust and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Trust, make federal funds available to the Trust for the Portfolio(s) as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Interests in such Portfolio(s) which are deposited into the account of the Portfolio(s).

2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which a Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which each Portfolio is properly entitled.

2.7 Payment of Portfolio Monies. Upon receipt of Proper Instructions from the Trust, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

         1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.10A; (d) in the case of repurchase agreements entered into on behalf of the Portfolio between the Trust and the Custodian, or another bank, or a broker-dealer which is a member of

                  NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or
                  (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Portfolio in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Trust as defined in Article 5;

         2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in
                  Section 2.2 hereof;

         3) For the withdrawal or repurchase of the Portfolio's Interests issued by the Trust as set forth in Article 4 hereof;

         4) From an account of the Portfolio located outside of the United States, for the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Portfolio whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         5) From an account of the Portfolio located outside of the United States, for the payment of any distributions pursuant to the governing documents of the Trust;

         6) For payment of the amount of dividends received in respect of securities sold short;

         7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from the Trust, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant
                  Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8 Liability for PaYment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Trust with respect to the Portfolio to pay in advance, the Custodian shall be absolutely liable to the Portfolio for such securities to the same extent as if the securities had been received by the Custodian.

2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. In addition, the Custodian may appoint an affiliate of the Custodian located outside of the United States to perform such of its duties hereunder as are required to be performed outside of the United States.

2.10 Deposit of Portfolio Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission under
         Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

         1) The Custodian may keep securities of the Portfolio in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a Securities System shall identify by book-entry those securities belonging to the Portfolio;

         3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the

                  Custodian and be provided to the Trust at the Trust's request. Upon request, the Custodian shall furnish the Trust on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Trust on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Portfolio;

         4) The Custodian shall provide the Trust with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

         5) The Custodian shall have received from the Trust initial or annual certificate, as the case may be, required by Article 14 hereof;

         6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Trust or the Portfolio(s) resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities

         System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Trust has not been made whole for any such loss or damage.

2.10A    Portfolio Assets Held in the Custodian's Direct Paper System

         The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

         1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Portfolio;

         2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

         4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

         5) The Custodian shall furnish the Trust confirmation of each transfer to or from the account of each Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Portfolio;

         6) The Custodian shall provide the Trust on behalf of the Portfolio with any report on its system of internal accounting control as the Trust may reasonably request from time to time.

2.11 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Trust establish and maintain a segregated account or accounts for and on behalf of each Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to
         Section 2.10 hereof, (i) in accordance with the provisions of any agreement relating to the Portfolio among the Trust, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Trust and/or the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Trust, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.12 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Portfolio(s) held by it and in connection with transfers of securities.

2.13 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the names of the Portfolio(s) or a nominee of the Portfolio(s), all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities.

2.14 Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Trust all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Trust desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3. Duties of the Custodian with Respect to Property of the Portfolios Held Outside of the United States

3.1 Appointment of Foreign Sub-Custodians. The Trust hereby authorizes and instructs the Custodian to employ as sub-custodians for each Portfolio's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in
         Section 5 of this Contract, together with a certified resolution of the Trust's Board of Trustees, the Custodian and the Trust may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Trust may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Portfolio's assets.

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Trust may determine to be reasonably necessary to effect a Portfolio's foreign securities transactions. The Custodian shall identify on its books as belonging to the Portfolio, the foreign securities of the Portfolio held by each foreign sub-custodian.

3.3 Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the Trust, assets of the Portfolio(s) shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.4 hereof.

3.4      Agreements with Foreign Banking Institutions. Each
         agreement with a foreign banking institution shall be
         substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the assets of each Portfolio will
         not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of the Portfolio will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Portfolio; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Portfolio, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Portfolio held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.5 Access of Independent Accountants of the Portfolio(s). Upon request of the Trust, the Custodian will use its bent efforts to arrange for the independent accountants of the Portfolio(s) to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.6      Reports by Custodian. The Custodian will supply to the

         Trust from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Portfolio(s) held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Portfolio's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Portfolio indicating, as to securities acquired for the Portfolio, the identity of the entity having physical possession of such securities.

3.7      Transactions in Foreign Custody Account

         (a) Except as otherwise provided in paragraph (b) of this Section 3.7, the provision of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of the Portfolio(s) held outside the United States by foreign sub-custodians.

         (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Portfolio and delivery of securities maintained for the account of the Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor

         (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

         (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Trust agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.8 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Trust and/or the Portfolio(s) from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Trust and/or the Portfolio(s) have not been made whole for any such loss, damage, cost, expense, liability or claim.

3.9      Liability of Custodian. The Custodian shall be liable for
         the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.9, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Trust and/or the Portfolio(s) for any loss due to such delegation, except such loss as may result  from (a)  political  risk  (including,  but not limited to,
         exchange                     control                      restrictions,
         confiscation,expropriation,nationalization,insurrection,  civil  strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

3.10     Reimbursement for Advances. If the Trust requires the
         Custodian to advance cash or securities on behalf of a

         Portfolio for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Portfolio shall be security therefor and should the Portfolio fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Portfolio's assets to the extent necessary to obtain reimbursement.

3.11 Monitoring Responsibilities. The Custodian shall furnish annually to the Trust, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Trust in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Trust in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of a Portfolio or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.12 Branches of U.S. Banks. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of a Portfolio's assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in
         Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

         (b)Cash held for a Portfolio in the United Kingdom shall be maintained in an interest bearing account established for the Portfolio with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.13 Tax Law.
                  (a) United States Taxes

         The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on a Portfolio or the Custodian as custodian of the Portfolio by the tax law of the United States of America or any state or political subdivision thereof. The Custodian will be responsible for informing the Trust of the income received by the Portfolio which is United States source income and which is not United States source income.

         (b) Claiming for Exemption or Refunds under the Tax Laws of Non-United States Jurisdictions

         The sole responsibility of the Custodian with regard to the tax laws of non-United States jurisdictions shall be to identify the income of each Portfolio which has been subject to withholding and other tax assessments or other governmental charges by such jurisdictions and the amount thereof and, on the basis of information furnished to it by the Trust as to the allocated amount of such income that is attributable to each Portfolio's Investors, to use reasonable efforts to assist the Portfolio or its Investors with respect to any claim for exemption or refund of such charges that can be made on behalf of the Portfolio or its Investors.

4. Payments for Sales or Repurchases or Withdrawals of Portfolio Interests. The Custodian shall receive and deposit into the account of each Portfolio such payments as are received for Interests in the Portfolio issued or sold from time to time by the Portfolio. The Custodian will provide notification to the Trust of any receipt by it of payments for Portfolio Interests.

         From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Board of Trustees of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Trust, make funds available to an account for each Portfolio maintained outside of the United States for payment to Investors in the Portfolio who have delivered to the Trust and/or the Portfolio a request for withdrawal or repurchase of their Interests.

5.       Proper Instructions. Proper Instructions as used throughout this Contract means a writing signed or initialled by one
         or more person or persons as the Board of Trustees shall
         have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction
         involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be
         considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction
         involved. The Trust shall cause all oral instructions to be confirmed in writing. It is understood and agreed that the
         Board of Directors has authorized Morgan Guaranty Trust
         Company of New York ( "Morgan Guaranty"), as Advisor of the
         Portfolios pursuant to an Investment Advisory Agreement,
         dated as of [ ], 1994 between Morgan Guaranty and the
         Trust, to deliver Proper Instructions with respect to all
         matters for which Proper Instructions are required by paragraphs 2.2(1) through 2.2(14), 2.S, 2.7(1) and 2.7(2), 2.7(6), 2.11(i) through
         2.11(iii) and 3.7(a). The Custodian may rely upon the certificate of an officer of Morgan Guaranty with respect to the person or persons authorized on behalf of Morgan Guaranty to sign, initial or give Proper Instructions for the purposes of such paragraphs. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolio's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

6. Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the
         Trust:
         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Trust;

         2) surrender securities in temporary form for securities in definitive form;

         3) endorse for collection, in the name of the Trust/ Portfolio, checks, drafts and other negotiable instruments; and

         4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolios except as otherwise directed by the Board of Trustees of the Trust.

7. Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8.       Duties of Custodian with Respect to the Books of Account
         and Calculation of Net Income. The Custodian shall keep the books of account of each Portfolio. Until otherwise directed by Proper Instructions, the Custodian shall calculate daily the net income of the Portfolio as described in Part A of the Registration Statement and shall advise the Trust daily of the total amounts of such net income, including the categorization of such net income by source. The calculation of the Portfolio's net income and its components shall include, but may not be limited to, accounting for purchases and sales of portfolio securities, calculation of realized and unrealized gains and losses, accruals of income on portfolio investments, expense accruals and calculations of market value of portfolio securities. The Custodian will transmit accounting information produced by the Custodian to the Trust or an agent designated by the Trust in such format and by such means as the Trust and the Custodian shall agree in order that the Trust or such agent may calculate a Portfolio's net asset value and SEC yield and the allocation of its various components to the Portfolio's Investors. The Custodian shall in no event be responsible for the calculation or publication of the net asset value or yields of any Portfolio. All accounting functions to be performed by the Custodian hereunder shall be performed outside of the United States.

9. Records. The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as the Trust and the Custodian may agree from time to time. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Trust's request, supply the Trust with a tabulation(s) of securities owned by the Portfolio(s) and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

10. Opinion of Trust's Independent Accountant. The Custodian shall take all reasonable action, as the Trust may from time to time request, to assist the Trust in obtaining from year to year favorable opinions for the Portfolio from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Registration Statement and each Portfolio's Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission; provided, that the books and records of the Portfolios shall be audited outside of the United States.

11. Reports to Trust by Independent Public Accountants. The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding each Portfolio's securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

12. Compensation of Custodian. The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust and the Custodian.

13. Responsibility of Custodian. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Trust and/or the Portfolio(s) for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States (except as specifically provided in Article 3.9) and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Trust to maintain custody or any securities or cash of the Portfolio(s) in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

         If the Trust requires the Custodian to take any action with respect to a Portfolio's securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Portfolio or the Portfolio being liable for the payment of money or incurring liability of some other form, the Trust, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         If the Trust requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Portfolio shall be security therefor and should the Portfolio fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Portfolio's assets to the extent necessary to obtain reimbursement.

14. Effective Period. Termination and Amendment. This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to the Trust act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Trust has approved the initial use by each Portfolio of a particular Securities System as required by Rule f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Portfolio act under Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use by each Portfolio of the Direct Paper System by such Portfolio; provided further, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Trust may at any time by action of its Board of Trustees (i) with respect to any Portfolio substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

15. Successor Custodian. If a successor custodian for a Portfolio shall be appointed by the Board of Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of such Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of the Portfolio held in a Securities System.

         If no such successor custodian shall be appointed, the

         Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston,
         Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $50,000,000, all securities, funds and other properties held by the Custodian on behalf of a Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of the Portfolio and to transfer to an account of such successor custodian all of the securities of the Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16. Interpretive and Additional Provisions. In connection with the operation of this Contract, the Custodian and the Trust, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17. Additional Portfolios. In the event that the Trust establishes one or more subtrusts or series in addition to The Asia Growth Portfolio, The Japan Equity Portfolio and

         The European Equity Portfolio, with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such subtrust or series shall become a Portfolio hereunder.

18. Massachusetts Law to Apply. This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

19. Prior Contracts. This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Trust and the Custodian relating to the custody of the Fund's assets of the Portfolio(s).

20.      Investor Communications Election. Securities and Exchange
         Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Trust to indicate whether it authorizes the Custodian to provide name, address, and share positions of the Portfolio(s) to requesting companies whose securities are owned by the Portfolio. If the Trust tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Trust tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Trust as consenting to disclosure of this information for all securities owned by the Portfolio or any funds or accounts established by the Trust. For the Trust's protection, the Rule prohibits the requesting company from using the Trust's / Portfolio's name and address for any purpose other than corporate communications. Please indicate below whether the Trust consents or objects by checking one of the alternatives below.

     YES [ ] The Custodian is authorized to release such names, address, and share (s).

      NO [X] The Custodian is not authorized to release such names, address, and position(s).

21.      Limitation of Liability

         The references herein to the Trustees of the Trust are to the Trustees of the Trust as trustees and not individually or personally. The obligations of the Trust entered into in the name of or on behalf of each Portfolio by any of the Trustees are not made individually but in their capacity as trustees and are not binding on any of the trustees personally. All persons dealing with a Portfolio must look solely to the assets of that Portfolio for the enforcement of any claims against the Portfolio.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 8th day of July, 1994 .

                                            THE SERIES PORTFOLIO

                                            By  /s/ Laura R. Young
                                                Laura R. Young
                                                Assistant Treasurer

                                            STATE STREET BANK AND TRUST COMPANY

                                            By  /s/ Ronald E. Logue
                                                Executive Vice President

                      AMENDMENT TO CUSTODIAN CONTRACT

      Agreement made by and between State Street Bank and Trust Company (the "Custodian") and the funds listed on Exhibit A hereto (each, a "Fund")

      WHEREAS, the Custodian and the Fund are parties to a custodian contract dated and, as applicable amended, as of the date set forth on Exhibit A (each, the "Custodian Contract");

      WHEREAS, the Custodian and the Fund desire to amend the terms and conditions Custodian Contract pursuant to which the custodian provides services to the Fund;

      NOW, THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Fund hereby agree as follows:

1. The existing Section 3.13 of the Custodian Contract shall be amended and restated in its entirety to read as follows:

      3.13  Tax Law.

      (a) United States Taxes. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed. On the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision [t]hereof. The Custodian will be responsible for informing the Fund of the income received by the Fund which is United States source income and which is not United States source income.

      (b) Claiming for Exemption or Refund under the Tax Laws of Non-United States Jurisdictions. The sole responsibility of the Custodian with regard to the tax laws of non-United States jurisdictions shall be to identify the income of the Fund which has been subject to withholding and other tax assessments or other governmental charges by such jurisdictions and the amount thereof and to use reasonable efforts to assist the Fund or its investors with respect to any claim for exemption or refund of such charges that can be made on behalf of the Fund or its investors.

2. The existing Article 8 of the Custodian Contract shall be amended and restated in its entirety to read as follows:

      8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Income. The Custodian shall keep the books of account of the Fund and shall perform the following duties as described in Part A of its Registration Statement under the 1940 Act and in accordance with written procedures as may be agreed upon by the Fund and the Custodian from time to time:

                  (a)   record general ledger entries;
                  (b)   calculate daily net income;
                  (c)   reconcile activity to the trial balance;
                  (d)   calculate book capital account balances;
                  (e) calculate and provide to the Fund the daily net asset value of the Fund and the SEC yield of the Fund and the allocation of its various components to investors of the Fund;
                  (f) prepare capital allocation reports in accordance with Regulation 1.704-3(e)(3) (special aggregation rule for securities partnerships) under the U.S. Internal Revenue Code, based upon tax adjustments supplied by the Fund; and
                  (g)   prepare account balances.

            The Custodian shall advise the Fund daily of the total amounts of such net income, including the categorization of such net income by source. The calculation of the Fund's net income and its components shall include, but may not be limited to, accounting for purchases and sales of portfolio securities, calculation of realized and unrealized gains and losses, accruals of income on portfolio investments, Portfolio level expense accruals and calculations of market value of portfolio securities. All accounting functions to be performed by the Custodian hereunder shall be performed outside the United States.

3. Except as specifically superseded or modified herein, the terms and provisions of the Custodian contract shall continue to apply with full force and effect.

      IN WITNESS WHEREOF, each of the parties has caused this amendment to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of this first day of July, 1996.

STATE STREET BANK AND TRUST COMPANY


By:  /s/ Ronald E. Logue

EACH OF THE PORTFOLIOS OF THE
FUNDS LISTED ON EXHIBIT A


By:  /s/ Matthew Healey

W:\Morin\offshore.96\jpm-am2.mto

                                 Exhibit A

                               Master Funds
                          advised by J.P. Morgan

The Money Market Portfolio
The Short Term Bond Portfolio
The U.S. Fixed Income Portfolio
The Selected U.S. Equity Portfolio
The U.S. Small Company Portfolio
The Non-U.S. Equity Portfolio
The Diversified Portfolio
The Non-U.S. Fixed Income Portfolio
The Emerging Markets Equity Portfolio
The Asia Growth Portfolio, a series of The Series Portfolio
The Japan Equity Portfolio, a series of The Series Portfolio
The European Equity Portfolio, a series of The Series Portfolio

          INTERPRETATIVE PROVISIONS REGARDING CUSTODIAN CONTRACT

      Agreement made by and between State Street Bank and Trust Company (the "Custodian") and the funds listed on Exhibit A hereto (each, a "Fund" and collectively, the "Funds")[.]

      The Custodian and the Funds are parties to custodian contracts dated and, as applicable amended, as of the dates set forth on Exhibit A (each, the "Custodian Contract"). As contemplated by Article 16 of the Custodian Contract, the Custodian and each Fund desire to agree upon provisions interpretative of the provisions of the Custodian Contract. ACCORDINGLY, the Custodian and the Fund agree to the following provisions interpretative of the provisions of the Custodian Contract:

1. Section 2.9 of the Custodian Contract provides that the Custodian may appoint an affiliate of the Custodian located outside the United States to perform such of its duties hereunder as are required to be performed outside the United States. The Custodian and the Fund acknowledge that the Custodian has appointed its indirect wholly owned subsidiary State Street Cayman Trust Company, Limited to perform certain of its duties under Article 8 of the Custodian Contract and that State Street Cayman Trust Company, Limited may further appoint one or more other affiliates of the Custodian located outside the United States to perform certain of such duties.

2. The Custodian and the Fund shall adopt written procedures as shall be agreed upon from time to time regarding the books of account, allocations for book and tax purposes and calculation of net income in accordance with
Article 8 of the Custodian Contract.

      This Agreement shall not supersede or amend the terms of the Custodian Contract which shall continue to apply with full force and effect.

      Each of the parties has caused this agreement to be executed in its name and behalf by its duly authorized representative as of this first day of July, 1996.

STATE STREET BANK AND TRUST
COMPANY

By:  /s/ Ronald E. Logue

EACH OF THE FUNDS LISTED ON
EXHIBIT A

By:  /s/ Matthew Healey

                                 Exhibit A

                               Master Funds
                          advised by J.P. Morgan

The Money Market Portfolio
The Short Term Bond Portfolio
The U.S. Fixed Income Portfolio
The Selected U.S. Equity Portfolio
The U.S. Small Company Portfolio
The Non-U.S. Equity Portfolio
The Diversified Portfolio
The Non-U.S. Fixed Income Portfolio
The Emerging Markets Equity Portfolio
The Asia Growth Portfolio, a series of The Series Portfolio
The Japan Equity Portfolio, a series of The Series Portfolio
The European Equity Portfolio, a series of The Series Portfolio

                              The Series Portfolio
                                P.O. Box 2508 GT
                          Elizabethan Square, 2nd Floor
                            Shedden Road, George Town
                        Grand Cayman, Cayman Islands, BWI
                                 (809) 949-6644


December 18, 1996



State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171

Ladies and Gentlemen:

Re:  Custodian Contract and Transfer Agency and Service Agreement

This is to advise you that the Board of Trustees of The Series Portfolio (the "Trust") has established and organized two additional subtrusts (series): The Disciplined Equity Portfolio and The International Opportunities Portfolio (collectively, the "Portfolios"). State Street Bank and Trust Company ("State Street") currently provides (i) custody and portfolio and fund accounting services for the Trust's three other subtrusts pursuant to a Custodian Contract dated July 8, 1994, as amended, between the Trust and State Street (the "Custodian Contract") and (ii) transfer agency services for the Trust's three other subtrusts pursuant to a Transfer Agency and Service Agreement dated December 23, 1992, as amended, with State Street to which the Trust is also a party (the "Transfer Agency Agreement").

In accordance with Article 17 (Additional Portfolios) of the Custodian Contract and Article 10 (Additional Parties to Agreement) of the Transfer Agency Agreement, the Trust hereby requests that State Street act as custodian and transfer agent for each of the Portfolios under the terms of the Custodian Contract and Transfer Agency Agreement, respectively.

Please indicate your acceptance of the foregoing by executing the eight originals of this letter agreement, returning four the Trust and retaining four for your records.

Very truly yours,

THE SERIES PORTFOLIO


By /s/ Lenore J. McCabe
   Lenore J. McCabe
   Assistant Secretary and Assistant Treasurer

Agreed to this 18th day of December,
1996

STATE STREET BANK AND TRUST COMPANY


By _________________________
   Ronald E. Logue
   Executive Vice President

JPM259A1

                                   Schedule A
                                 17f-5 Approval

     The Board of Trustees of The Series Portfolio has approved certain foreign banking institutions and foreign securities depositories within State Street's Global Custody Network for use as subcustodians for the Fund's securities, cash and cash equivalents held outside of the United States. Board approval is as indicated by the Fund's Authorized Officer:

Fund
Officer
Initials      Country     Subcustodian               Central Depository

/s/ LJM       State Street's entire Global Custody Network listed below


________      Argentina   Citibank, N.A.             Caja de Valores S.A.

________      Australia   Westpac Banking            Austraclear Limited;
                          Corporation
                                                     Reserve Bank Information
                                                     and Transfer System (RITS)

________      Austria     GiroCredit Bank            Oesterreichische
                          Aktiengesellschaft         Kontrollbank AG
                          der Sparkassen             (Wertpapiersammelbank
                                                     Division)

________      Bangladesh  Standard Chartered Bank    None

________      Belgium     Generale Bank              Caisse Interprofessionnelle
                                                     de Depots et de Virements
                                                     de Titres S.A. (CIK);

                                                     Banque Nationale de
                                                     Belgique

________      Botswana    Barclays Bank of Botswana  None
                          Limited

________      Brazil      Citibank, N. A.            Bolsa de Valores de Sao
                                                     Paulo (Bovespa);

                                                     Banco Central do Brasil,
                                                     Systema Especial de
                                                     Liquidacao e Custodia
                                                     (SELIC)

________      Canada      Canada Trustco Mortgage    The Canadian Depository
                          Company                    for Securities Limited
                                                     (CDS)

________      Chile       Citibank, N.A.             None

[logo] State Street [registered trademark]

Fund
Officer
Initials      Country     Subcustodian               Central Depository

________      People's    The Hongkong and           Shanghai Securities Central
              Republic    Shanghai Banking           Clearing and Registration
              of China    Corporation Limited,       Corporation (SSCCRC);
                          Shanghai and
                          Shenzhen branches          Shenzhen Securities Central
                                                     Clearing Co., Ltd. (SSCC)

________      Colombia    Cititrust Colombia S.A.    None
                          Sociedad
                          Fiduciaria

________      Cyprus      Barclays Bank PLC          None
                          Cyprus Offshore Banking
                          Unit

________      Czech       Ceskoslovenska Obchodni    Stredisko cennych
              Republic    Banka A.S.                 papiru(SCP);

                                                     Czech National Bank (CNB)

________      Denmark     Den Danske Bank            Vaerdipapircentralen - The
                                                     Danish Securities Center
                                                     (VP)

________      Ecuador     Citibank, N.A.             None

________      Egypt       National Bank of Egypt     None

________      Finland     Merita Bank Limited        The Central Share Register
                                                     of Finland

________      France      Banque Paribas             Societe
                                                     Interprofessionnelle
                                                     pour la Compensation des
                                                     Valeurs Mobilieres
                                                     (SICOVAM);

                                                     Banque de France,
                                                     Saturne System

________      Germany     Dresdner Bank AG           The Deutscher Kassenverein
                                                     AG

________      Ghana       Barclays Bank of Ghana     None
                          Limited

________      Greece      National Bank of Greece    The Central Securities
                          S.A.                       Depository (Apothetirion
                                                     Titlon A.E.)


[logo] State Street [registered trademark]

Fund
Officer
Initials      Country     Subcustodian               Central Depository

________      Hong Kong   Standard Chartered Bank    The Central Clearing and
                                                     Settlement System (CCASS)

________      Hungary     Citibank Budapest Rt.      The Central Depository and
                                                     Clearing House (Budapest)
                                                     Ltd. (KELER Ltd.)

________      India       Deutsche Bank AG           None

                          The Hongkong and           None
                          Shanghai Banking
                          Corporation Limited

________      Indonesia   Standard Chartered Bank    None

________      Ireland     Bank of Ireland            None;

                                                     The Central Bank of
                                                     Ireland, The Gilt
                                                     Settlement Office (GSO)

________      Israel      Bank Hapoalim B.M.         The Clearing House of the
                                                     Tel Aviv Stock Exchange

________      Italy       Morgan Guaranty Trust      Monte Titoli S.p.A.;
                          Company
                          (Present Subcustodian)     Banca d'Italia

________                  Banque Paribas             Monte Titoli S.p.A.;
                          (Future Subcustodian)
                                                     Banca d'Italia

________      Ivory       Societe Generale de        None
              Coast       Banques en Cote d'Ivoire

________      Japan       The Daiwa Bank, Limited    Japan Securities Depository
                                                     Center (JASDEC);

                                                     Bank of Japan Net System

________                  The Fuji Bank, Limited     Japan Securities Depository
                                                     Center (JASDEC);

                                                     Bank of Japan Net System
________                  The Sumitomo Trust &       Japan Securities Depository
                          Banking Co., Ltd.          Center (JASDEC);

                                                     Bank of Japan Net System

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


Fund
Officer
Initials      Country     Subcustodian               Central Depository

________      Jordan      The British Bank of the    None
                          Middle East

________      Kenya       Barclays Bank of Kenya     None
                          Limited

________      Republic    SEOULBANK                  Korea Securities Depository
                          of Korea                   (KSD)

________      Malaysia    Standard Chartered Bank    Malaysian Central
                          Malaysia Berhad            Depository Sdn.
                                                     Bhd. (MCD)

________      Mauritius   The Hongkong and           None
                          Shanghai Banking
                          Corporation Limited

________      Mexico      Citibank Mexico, S.A.      S.D. INDEVAL, S.A. de C.V.
                                                     (Instituto para el Deposito
                                                     de Valores);

                                                     Banco de Mexico

________      Morocco     Banque Commerciale du      None
                          Maroc

________      Netherlands MeesPierson N.V.           Nederlands Centraal
                                                     Instituut voor
                                                     Giraal Effectenverkeer B.V.
                                                     (NECIGEF;)

________      New Zealand ANZ Banking Group          New Zealand Central
                          (New Zealand) Limited      Securities Depository
                                                     Limited (NZCSD)

________      Norway      Christiania Bank og        Verdipapirsentralen - The
                          Kreditkasse                Norwegian Registry of
                                                     Securities (VPS)

________      Pakistan    Deutsche Bank AG           None

________      Peru        Citibank, N.A.             Caja de Valores (CAVAL)

________      Philippines Standard Chartered Bank    None

________      Poland      Citibank Poland S.A.       The National Depository of
                                                     Securities (Krajowy Depozyt
                                                     Papierow Wartosciowych);

                                                     National Bank of Poland


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


Fund
Officer
Initials      Country     Subcustodian               Central Depository


________      Portugal    Banco Comercial            Central de Valores
                          Portugues                  Mobiliarios (Central)

________      Russia      Credit Suisse, Zurich      None
                          via Credit Suisse
                          (Moscow) Limited

________      Singapore   The Development Bank       The Central Depository
                          of Singapore Ltd.          (Pte) Limited (CDP)

________      Slovak      Ceskoslovenska Obchodna    Stredisko Cennych Papierov
              Republic    Banka A.S.                 (SCP);

                                                     National Bank of Slovakia

________      South       Standard Bank of South     The Central Depository
              Africa      Africa Limited             Limited

________      Spain       Banco Santander, S. A.     Servicio de Compensacion y
                                                     Liquidacion de Valores,
                                                     S.A. (SCLV);

                                                     Banco de Espana,
                                                     Anotaciones en Cuenta

________      Sri Lanka   The Hongkong and           Central Depository System
                          Shanghai Banking           (Pvt) Limited
                          Corporation Limited

________      Swaziland   Barclays Bank of           None
                          Swaziland Limited

________      Sweden      Skandinaviska Enskilda     Vardepapperscentralen VPC
                          Banken                     AB - The Swedish Central
                                                     Securities Depository

________      Switzerland Union Bank of              Schweizerische Effekten -
                          Switzerland                Giro AG (SEGA)

________      Taiwan -    Central Trust of China     The Taiwan Securities
              R.O.C.                                 Central Depository
                          or                         Company, Ltd. (TSCD)
                          _______________________
                          (Client Designated
                          Subcustodian)

________      Thailand    Standard Chartered Bank    Thailand Securities
                                                     Depository Company Limited
                                                     (TSD)

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


Fund
Officer
Initials      Country     Subcustodian               Central Depository


________      Turkey      Citibank, N.A.             Takas ve Saklama Bankasi
                                                     A.S.(TAKASBANK);

                                                     Central Bank of Turkey

________      United      State Street Bank          None;
              Kingdom     and Trust Company
                                                     The Bank of England,
                                                     The Central Gilts Office
                                                     CGO);
                                                     The Central Moneymarkets
                                                     Office (CMO)

________      Uruguay     Citibank, N.A.             None

________      Venezuela   Citibank, N.A.             None

________      Zambia      Barclays Bank of Zambia    Lusaka Central Depository
                          Limited                    (LCD)

________      Zimbabwe    Barclays Bank of           None
                          Zimbabwe Limited

________      Euroclear (The Euroclear System)/State Street London Limited[)]

________      Cedel (Cedel Bank, societe anonyme)/State Street London Limited[)]














Certified by:


/s/ Lenore J. McCabe                        NOV - 4 1996
Fund's Authorized Officer                   Date
Lenore J. McCabe
Assistant Secretary
Assistant Treasurer

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